UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 26, 2019

Aerohive Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36355	20-4524700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1011 McCarthy Boulevard
Milpitas, California 95035
(Address of Principal Executive Offices including Zip Code)
(408) 510-6100
(Registrant’s telephone number, including area code)
Steve Debenham, Vice President, General Counsel and Secretary
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Compensatory Arrangements of Certain Officers.
On March 26, 2019, and in conjunction with its annual compensation review process, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Aerohive Networks, Inc. (the “Company”) approved certain adjustments to the annual base salary and cash incentive-based compensation for each of the Company’s 2018 named executive officers, as set forth in the chart below.
In making its determinations to make these adjustments, the Committee considered the peer group benchmarking analysis provided by its consultant as well as the respective performance, responsibilities of and further contributions expected from each named executive officer.
These changes subject to finalization of documentation, will become effective on April 1, 2019, without further Committee action.
Adjustments to 2019 Base Compensation and Target Cash Incentive-based Compensation

Name	2019 Annual Base Salary ($)	2019 Target Incentive Amount ($)
Mr. Flynn, President & C.E.O................................................................	$380,000	$376,200
Mr. Ritchie, Senior Vice President, C.F.O. & C.O.O.............................	$365,000	$216,700
Mr. Amrod, Senior Vice President, Products & Sales............................	$365,000	$216,700

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROHIVE NETWORKS, INC.

By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary
Date: March 27, 2019